EXHIBIT 5.1

GERSTEN SAVAGE LLP	600 LEXINGTON AVENUE NEW YORK NY 10022-6018 T: 212-752-9700 F: 212-980-5192 INFO@GERSTENSAVAGE.COM

August 19, 2011

Neah Power Systems, Inc.

22118 20th Avenue SE, Suite 142

Bothell, WA 98021

Re:	Neah Power Systems, Inc.

Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Neah Power Systems, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-1, (the “Registration Statement”), with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the registration of an aggregate of 35,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), that are issuable upon exercise of a put option (the “Option”) granted to the Company pursuant to the terms and conditions of the Equity Purchase Agreement, dated March 31, 2011, by and between the Company and Southridge Partners II, LP (the “Equity Purchase Agreement”). The shares of Common Stock issuable upon exercise of the Option are referred to herein as the “Option Shares.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.  In connection with this opinion, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including, without limitation, the following: (a) the articles of incorporation of the Company; (b) the bylaws of the Company; (c) resolutions adopted by the board of directors of the Company relating to the authorization and issuance of the Option Shares by the Company; (d) the Registration Statement, including all exhibits thereto; and (e) the Equity Purchase Agreement.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, and the accuracy and completeness of the corporate records made available to us by the Company. As to any facts material to the opinions expressed below, with your permission we have relied solely upon, without independent verification or investigation of the accuracy or completeness thereof: (a) the representations and warranties contained in the Equity Purchase Agreement; and (b) certificates and oral or written statements and other information of or from public officials, officers or other representatives of the Company and others. With your permission, we have assumed compliance on the part of all parties to the Equity Purchase Agreement with their covenants and agreements contained therein.

Based upon the foregoing, and in reliance thereon, we are of the opinion that the Option Shares covered by the Registration Statement when issued, sold, delivered, and paid for as contemplated by the Registration Statement, will be validly issued, fully paid, and non-assessable shares of common stock of the Company.

Members of our firm involved in the preparation of this opinion are licensed to practice law in the State of New York and we do not purport to be experts on, or to express any opinion herein concerning, the laws of any other jurisdiction other than the laws of the State of New York, the laws of the State of Nevada and the federal securities law of the United States of America. As used herein, the term "laws of the State of New York" includes the statutory provisions contained therein, all applicable provisions of the New York State Constitution, and reported judicial decisions interpreting such provisions.  As used herein, the term "laws of the State of Nevada" includes the statutory provisions contained therein, all applicable provisions of the Constitution of the State of Nevada and reported judicial decisions interpreting such provisions.

We hereby consent to the use of firm's name, Gersten Savage LLP, and of the reference to the opinion and of the use of this opinion as an exhibit to the Registration Statement and as contained in the Registration Statement itself, specifically in the section captioned "Legal Representation."

In giving this consent, we do not hereby admit that we come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement or the prospectus within the meaning of the term "expert" as defined in Section 11 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours,

By:	/s/ Gersten Savage LLP
Gersten Savage LLP